UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2019

MARCUS & MILLICHAP, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36155	35-2478370
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

23975 Park Sorrento, Suite 400

Calabasas, California 91302

(Address of Principal Executive Offices including Zip Code)

(818) 212-2250

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MMI	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On May 28, 2019, Marcus & Millichap, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with Wells Fargo Bank, National Association (“Bank”), which amends and restates the Credit Agreement dated June 1, 2014 between the Company and the Bank, as amended. The Amended Credit Agreement provides for a $60 million principal amount senior secured revolving credit facility that is guaranteed by all the Company’s domestic subsidiaries (the “Credit Facility”). The Credit Facility matures on June 1, 2022. The Company may borrow, repay and reborrow amounts under the Credit Facility until its maturity date, at which time all amounts outstanding under the Credit Facility must be repaid in full.

The Amended Credit Agreement is intended to provide for future liquidity needs, if needed. The Company has no current plans to drawn down any commitments under the Credit Facility. The Credit Facility includes a $10 million sublimit for the issuance of standby letters of credit.

Borrowings under the Credit Facility will bear interest, at the Company’s option, at either (i) a fluctuating rate per annum 2.00% below the Base Rate (defined as the highest of (a) the Wells Fargo prime rate, (b) one-month LIBOR plus 1.5%, and (c) the Federal Funds Rate plus 1.5%), or (ii) at a fixed rate per annum determined by Bank to be 0.875% above LIBOR. An unused commitment fee of between 0.1% and 0.0% shall be payable quarterly in respect of the total amount of the unutilized Lenders’ commitments under the Credit Facility, based upon the amount of the unused line of credit left outstanding.

The Credit Facility contains customary covenants, including financial covenants (which require the Company, on a combined basis with its guarantors, to maintain (i) an EBITDAR Coverage Ratio (as defined in the Amended Credit Agreement) of not less than 1.25:1.0 as of each quarter end and (ii) total funded debt to EBITDA not greater than 2.0:1.0), reporting requirements and events of default. The Credit Facility is secured by all personal property assets of the Company, including pledges of all personal property assets of each subsidiary except to the extent such property constitutes the capital stock of a controlled foreign corporation (as defined in the Internal Revenue Code), in which case no such pledge shall be required.

The foregoing description of the Credit Facility is only a summary and is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03.	Submission of Matters to a Vote of Security Holders.

Please see the discussion set forth in response to Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title or Description

10.1	Amended and Restated Credit Agreement, between the Company and Wells Fargo Bank, National Association dated May 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCUS & MILLICHAP, INC.

Date: June 3, 2019	By:	/s/ Martin E. Louie
Martin E. Louie Chief Financial Officer

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